SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-KA


                    AMENDMENT TO APPLICATION OR REPORT
                    Filed pursuant to Section 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934


                    CLEAR CHANNEL COMMUNICATIONS, INC.
          (Exact name of registrant as specified in its charter)



                              AMENDMENT NO. 1



            The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current report on Form 8-K as set forth in the pages attached hereto:

           Item 7.(a) Financial Statements
           Item 7.(b) Pro forma Financial Statements

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, there unto duly authorized.



                          Clear Channel Communications, Inc.




Date_______________          By__________________________
                             Herbert W. Hill, Jr.
                             Vice President/Controller and
                             Principal Financial Officer

   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
      CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES AND WXXA-TV

The following pro forma condensed consolidated statements of earnings for the years ended December 31, 1993 and December 31, 1992, and the nine months ended September 30, 1994 give effect to the acquisition of substantially all the operating assets of television station WXXA in Albany, New York. The pro forma information is based on the historical results of operations of WXXA-TV and Clear Channel Communications, Inc. and subsidiaries giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated statements of earnings.

The pro forma statements have been prepared by Clear Channel Communications, Inc. based upon the historical summary of selected revenue and expenses of WXXA-TV included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements should be read in conjunction with the unaudited summary of selected revenue and expenses for the nine months ended September 30, 1994 of WXXA-TV contained elsewhere herein and the audited financial statements for fiscal year ending March 31, 1994 and March 31, 1993 of Heritage Broadcasting Company of New York, Inc.

                  CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES AND WXXA-TV
                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE
                  YEAR ENDED DECEMBER 31, 1992 (IN THOUSANDS EXCEPT PER SHARE DATA)

                             Clear Channel Communications, Inc. ("CCC")
                       Clear Channel Television of Little Rock, Inc. ("CCTLR")
                               Metroplex Communications, Inc. ("MCI")
                                    Year Ended December 31, 1992
                                                                    Increase
                                                                    (Decrease)
                            CCC       CCTLR     MCI       WXXA-TV   Income Pro
                            Hist.     Hist.     Hist.     Hist.     forma Adj.
                            __(1)__   __(2)__   __(3)__   __(4)__   __(5)__    Pro forma
Gross broadcasting revenue  $94,472   $6,304    $23,572   $8,500    $          $132,848

Net broadcasting revenue     82,205    5,203     20,270    7,052                114,730
Operating expenses          (56,422)  (4,204)   (14,704)  (4,424)               (79,754)
Depreciation and amort.     (12,253)  (1,702)    (2,402)    (823)     (803)     (17,983)
                             ------    -----      -----     ----     -----       ------
  Operating income (loss)    13,530     (703)     3,164    1,805      (803)      16,993
Interest expense             (4,739)  (1,363)    (6,137)  (1,336)    3,680       (9,895)
Other income (expense)       (1,216)    (271)     1,093     (177)                  (571)
                              -----    ------     -----     ----    ------        -----
Income (loss) before income
     taxes                    7,575   (2,337)    (1,880)     292     2,877        6,527
Income tax benefit
     (expense)               (3,282)                                   462       (2,820)
                              -----     -----     -----      ---     -----        -----
Net income (loss)            $4,293   $(2,337)  $(1,880)  $  292    $3,339     $  3,707
                              =====     =====     =====      ===     =====        =====
  Per common share:
   Net income               $  0.29                                            $   0.25
                             ======                                              ======
Weighted average common
 shares outstanding          14,830                                              14,830
                             ======                                              ======
CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSI

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE
                  YEAR ENDED DECEMBER 31, 1993 (IN THOUSANDS EXCEPT PER SHARE DATA)

                             Clear Channel Communications, Inc. ("CCC")
                       Clear Channel Television of Little Rock, Inc. ("CCTLR")
                               Metroplex Communications, Inc. ("MCI")

                                    Year Ended December 31, 1993
                                                                    Increase
                                                                    (Decrease)
                            CCC       CCTLR     MCI       WXXA-TV   Income Pro
                            Hist.     Hist.     Hist.     Hist.     forma Adj.
                            __(6)__   __(7)__   __(8)__   __(9)__   __(10)__   Pro forma
Gross broadcasting revenue  $135,680  $ 7,944   $ 30,694  $8,337    $          $182,655

Net broadcasting revenue     118,183    6,588     27,400   6,891                159,062
Operating expenses           (79,454)  (5,176)   (13,922) (4,223)              (102,775)
Depreciation and amort.      (17,448)  (1,717)    (2,056)   (632)   (1,346)     (23,199)
                              ------    -----     ------   -----     -----      -------
  Operating income (loss)     21,281     (305)    11,422   2,036    (1,346)      33,088
Interest expense              (5,390)  (1,373)    (4,538) (1,722)    3,066       (9,957)
Other expense                   (196)     (10)              (373)                  (579)
                              ------    -----     ------    ----     -----       ------
Income (loss) before income
 taxes                        15,695   (1,688)     6,884     (59)    1,720       22,552
Income tax expense            (6,572)                               (2,400)      (8,972)
                              ------    -----      -----     ----    ------      ------
Net income (loss)           $  9,123  $(1,688) $   6,884  $  (59)   $ (680)    $ 13,580
                               =====    =====      =====     ====      ====      ======
  Per common share:
   Net income               $   0.58                                           $   0.87
                                ====                                               ====
Weighted average common
 shares outstanding           15,668                                             15,668
                              ======                                             ======
CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSI

                       PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED EARNINGS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 (IN THOUSANDS EXCEPT PER SHARE)

                             Clear Channel Communications, Inc. ("CCC")
                       Clear Channel Television of Little Rock, Inc. ("CCTLR")
                               Metroplex Communications, Inc. ("MCI")
                                              UNAUDITED             Increase
                                                                    (Decrease)
                            CCC       CCTLR     MCI       WXXA-TV   Income Pro
                            Hist.     Hist.     Hist.     Hist.     forma Adj.
                            __(11)__  __(12)__  __(13)__  __(14)__  __(15)__  Pro forma

Gross broadcasting revenue  $134,555  $1,119    $ 19,320  $ 6,237   $          $161,231

Net broadcasting revenue     116,372     918      16,232    5,118               138,640
Operating expenses           (72,863)   (867)    (12,031)  (3,026)              (88,787)
Depreciation and amort.      (17,454)   (287)       (961)    (518)  (1,480)     (20,700)
                              ------    ----       -----    -----    -----       ------
  Operating income (loss)     26,055    (236)      3,240    1,574   (1,480)      29,153
Interest expense              (4,761)   (215)     (3,028)    (941)   1,337       (7,608)
Other income (expense)           891   1,613      (3,504)           (1,613)      (2,613)
                              ------   -----       -----    -----    -----       ------
Income (loss) before
 income taxes                 22,185   1,162      (3,292)     633   (1,756)      18,932

Income tax benefit (expense)  (8,643)                                1,138       (7,505)
                              ------   -----       -----      ---    -----      ------
Net income (loss)           $ 13,542  $1,162    $ (3,292)     633   $ (618)     $11,427
                              ======   =====       =====      ===      ===       ======
  Per common share:
   Net Income               $   0.78                                            $  0.66
                                ====                                               ====
Weighted average common
 shares outstanding           17,402                                             17,402
                              ======                                             ======
CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSI

           NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                                OF EARNINGS

Year ended December 31, 1992

(1) Historical Condensed Consolidated Statement of Earnings for Clear Channel Communications, Inc. and Subsidiaries.

(2) Historical results of operations of Clear Channel Television of Little Rock, Inc. acquired on March 1, 1994.

(3) Historical results of operations of Metroplex Communications, Inc. acquired on October 12, 1994.

(4) Historical results of operations of WXXA-TV acquired on December 1, 1994.

(5)  Represents the pro forma effect of the acquisitions        Increase
     assuming they were acquired at January 1, 1992            (Decrease)
                                                                 Income
                                                               In Thousands

     (A)  Decrease in depreciation (77) and increase in
          amortization (880) resulting from a write down of fixed
          assets and a write up of intangible assets acquired.        (803)

     (B)  Decrease in interest expense due to a lower amount of average debt outstanding and a lower average interest
          rate.                                                      3,680

     (C)  Tax effect of the above adjustments, along with Clear
          Channel Television of Little Rock, Inc., Metroplex
          Communications, Inc. and WXXA-TV historical financial
          information at the federal statutory tax rate effective
          for 1992 (35%).                                              462

CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                                OF EARNINGS

Year ended December 31, 1993

(6) Historical Condensed Consolidated Statement of Earnings for Clear Channel Communications, Inc. and Subsidiaries.

(7) Historical results of operations of Clear Channel Television of Little Rock, Inc. acquired on March 1, 1994.

(8) Historical results of operations of Metroplex Communications, Inc. acquired on October 12, 1994.

(9) Historical results of operations of WXXA-TV acquired on December 1, 1994.

(10)  Represents the pro forma effect of the acquisitions   Increase
      assuming they were acquired at January 1, 1993.       (Decrease)
                                                            Income
                                                            In Thousands

     (A)  Increase in depreciation (89) and increase in
          amortization (1,257) resulting from a write up of fixed
          and intangible assets acquired.                           (1,346)

     (B)  Decrease in interest expense due to a lower amount of average debt outstanding and a lower average interest
          rate.                                                      3,066

     (C)  Tax effect of the above adjustments, along with Clear
          Channel Television of Little Rock, Inc., Metroplex
          Communications, Inc. and WXXA-TV historical financial
          information at the federal statutory tax rate effective
          for 1993 (35%).                                           (2,400)

CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                                OF EARNINGS

Nine months ended September 30, 1994

(11) Historical Condensed Consolidated Statement of Earnings for Clear Channel Communications, Inc. and Subsidiaries.

(12) Historical results of operations of Clear Channel Television of Little Rock, Inc. from January 1, 1994 to February 28, 1994, acquired on March 1, 1994.

(13) Historical results of operations of Metroplex Communications, Inc. from January 1, 1994 to September 30, 1994, acquired on October 12, 1994.

(14) Historical results of operations of WXXA-TV from January 1, 1994 to September 30, 1994, acquired on December 1, 1994.

(15)  Represents the pro forma effect of the acquisitions       Increase
      assuming they were acquired at January 1, 1994.           (Decrease)
                                                                Income
                                                                In Thousands

      (A)  Increase in depreciation (107) and amortization (1,373)
           resulting from a write up of assets acquired.            (1,480)

      (B)  Decrease in interest expense due to a lower amount of average debt outstanding and a lower average interest
           rate.                                                     1,337

      (C)  Decrease in other income realized upon forgiveness of
           a portion of outstanding debt.                           (1,613)

      (D)  Tax effect of the above adjustments, along with Clear
           Channel Television of Little Rock, Inc., Metroplex
           Communications, Inc. and WXXA-TV historical financial
           information at the federal statutory tax rate effective
           for 1994 (35%).                                           1,138

                               PRO FORMA CONDENSED CONSOLIDATED
                                   BALANCE SHEET (UNAUDITED)
                                        (IN THOUSANDS)
                                      September 30, 1994
                       ------------------------------------------------
                                                                 Increase
                                                                 (Decrease)
                                   CCC       MCI       WXXA-TV   Income Pro
                                   Hist.     Hist.     Hist.     forma Adj.

                                     (16)      (17)      (18)      (19)    Pro forma
Current Assets
 Cash                              $  6,264  $ 3,028   $  192    $(3,220)* $  6,264
 Accounts receivable
    (net)                            26,082    3,468    1,815     (1,531)    29,834
 Film rights - current                8,953             1,256                10,209
 Other current assets                            444      163       (607)
                                     ------    -----    -----                ------
  Total Current Assets               41,299    6,940    3,426                46,307

Property, plant and equipment       114,603    7,326    6,123     (2,000)   126,052
 Less accumulated depreciation       40,232    4,177    3,796     (7,866)    40,339
                                    -------    -----    -----               -------
                                     74,371    3,149    2,327                85,713

Film rights - non current            13,518               144        457     14,119
Intangible assets (net)             144,431    3,488      776     55,138    203,833
Other assets                         16,644      780      212       (915)    16,721

                                   $290,263  $14,357   $6,885              $366,693
                                    =======   ======    ======              =======

   *  Asset not acquired by Clear Channel Communications, Inc.

                             LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                 Increase
                                                                 (Decrease)
                                   CCC       MCI       WXXA-TV   Income Pro
                                   Hist.     Hist.     Hist.     forma Adj.

                                    (16)      (17)      (18)      (19)     Pro Forma
Current Liabilities
Accounts payable                   $  3,677  $  1,057  $   67    $(1,124)  $  3,677
 Accrued expenses                     4,556     1,780     443     (2,623)     4,156
 Accrued income and other taxes       3,311                       (1,002)     2,309
 Current portion of film right
   liabilities                        9,152                96                 9,248
 Current portion of long-term
    debt                              1,906       151   1,239     (1,390)     1,906
 Other current liabilities                        206    (477)       271
                                     ------     -----   -----                ------
   Total Current Liabilities         22,602     3,194   1,368                21,296

Long term debt                      135,589    40,635  13,257     15,041    204,522
Film right liabilities               12,618               943        817     14,378
Deferred income taxes                 3,566                                   3,566
Other liabilities                               2,719             (2,473)       246

Shareholders' equity
 Partners' deficit                             (6,896)             6,896
 Common Stock                         1,716         1       5          1      1,723
 Stock Warrant                                     47                (47)
 Additional paid-in capital          87,056       620              4,682     92,358
 Retained earnings                   27,878   (25,963) (8,688)    35,448     28,675
 Less cost of shares held in
  treasury                             (762)      691                           (71)
                                   -------    ------    -----               -------
                                    115,888   (32,191) (8,683)              122,685

                                   $290,263   $14,357  $6,885              $366,693
                                    =======    ======  =====                =======
CLEAR CHANNEL COMMUNICATIONS, INC.

               NOTES TO CONDENSED CONSOLIDATED BALANCE SHEET

                                (UNAUDITED)


Note 1:  Business Acquisition

     On December 1, 1994, the Company purchased substantially all of the operating assets of WXXA-TV in Albany, New York from Heritage Broadcasting Company of New York, Inc., a New York corporation for approximately $25.5 million. The transaction has been accounted for as a purchase, and the accounts of WXXA-TV have been included in the accompanying financial statements as of September 30, 1994. The fair value assigned to assets acquired is as follows:
                                                             In Thousands
          Property, Plant & Equipment                       $ 4,718
          Licenses and other intangible assets               20,782
                                                           --------
                                                            $25,500
                                                             ======

The unaudited pro forma consolidated statements of earnings for the years ended December 31, 1992 and December 31, 1993 assumes the purchase occurred on January 1, 1992 and January 1, 1993, respectively. The unaudited proforma consolidated statement of earnings for the nine months ended September 30, 1994 assumes the purchase occurred on January 1, 1994. The results are as follows:

                                     Nine Months            Year Ended
(In thousands except per share) Ended September 30, 1994  December 31, 1993

  Revenues                                   $161,231            $182,655
  Net income                                   11,427              13,580
  Earnings per share                              .66                 .87



                                                          Year Ended
                                                           December 31,
1992

  Revenues                                                       $132,848
  Net income                                                        3,707
  Earnings per share                                                  .25

CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
          NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


(16) Historical Condensed Consolidated Balance Sheet for Clear Channel Communications, Inc. and Subsidiaries as of September 30, 1994.

(17) Historical Condensed Balance Sheet of Metroplex Communications, Inc. as of September 30, 1994, acquired on October 12, 1994.

(18) Historical Condensed Balance Sheet of WXXA-TV as of September 30, 1994, acquired on December 1, 1994.

(19) Under purchase accounting, certain Metroplex Communications, Inc. and WXXA-TV assets and liabilities are required to be adjusted to their estimated fair value. The estimated fair value adjustments have been determined by Clear Channel Communications, Inc. based upon independent appraisals performed at the dates of acquisition. The following are the pro forma adjustments made to reflect Metroplex Communications, Inc. and WXXA-TV fair values as of September 30, 1994.

                                                    Increase
                                                    (Decrease)
       Description                                  In Thousands

Cash                                                $(3,220)*
Accounts receivable, net                             (1,531)
Other current assets                                   (607)
Property, plant and equipment                        (2,000)
Accumulated depreciation                             (7,866)
Long-term fil rights                                    457
Intangible assets                                    55,138
Other assets                                           (915)
Accounts payable                                     (1,124)
Accrued expenses                                     (2,623)
Accrued income and other taxes                       (1,002)
Current portion of long-term debt                    (1,390)
Other current liabilities                               271
Long-term debt                                       15,041
Long-term film rights liability                         817
Other liabilities                                    (2,473)
Partners' deficit                                     6,896
Common stock                                              1
Stock warrant                                           (47)
Additional paid-in capital                            4,682
Retained earnings                                    35,448

  * Asset not acquired by Clear Channel Communications, Inc.



HERITAGE BROADCASTING COMPANY OF NEW YORK


FINANCIAL STATEMENTS WITH
ADDITIONAL INFORMATION AND
INDEPENDENT AUDITORS' REPORT



MARCH 31, 1994

PERRIN
FORDREE &
COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

                  HERITAGE BROADCASTING COMPANY OF NEW YORK

                            FINANCIAL STATEMENTS
                                    WITH
                           ADDITIONAL INFORMATION
                                    AND
                        INDEPENDENT AUDITORS' REPORT

                               MARCH 31, 1994

                 HERITAGE BROADCASTING COMPANY OF NEW YORK

                                  CONTENTS





                                                          PAGE NUMBER

Independent Auditors' Report                                   1

Financial Statements:

      Balance Sheet                                            2

      Statement of Operations and Accumulated Deficit          3

      Statement of Cash Flows                                  4-5

      Notes to Financial Statements                            6-13

Additional Information:
      Schedule of Broadcast Cash Flow from Operations          14-15
        March 31, 1994
        December 31, 1993
Indepentent Auditors' Report

To the Board of Directors
Heritage Broadcasting Company of New York
Cadillac, Michigan

We have audited the accompanying balance sheet of Heritage Broadcasting Company of New York as of March 31, 1994 and 1993, and the related statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heritage Broadcasting Company of New York as of March 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred substantial losses since its acquisition in November 1986. At March 31, 1994, current liabilities exceed current assets by $10,647,085, and total liabilities exceed total assets by $10,583,434. These factors and others discussed in Note 2 indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Our audit was made for the purpose of forming an opinion of the basic financial statements taken as a whole. The additional information listed on the foregoing table of contents is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and in our opinion is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PERRIN, FORDREE & COMPANY, P.C.
April 22, 1994

                 HERITAGE BROADCASTING COMPANY OF NEW YORK
                                BALANCE SHEET

                                   ASSETS

                                                      MARCH 31,
                                                     1994       1993
Current Assets:
  Cash                                          $  356,169  $  445,008
  Accounts receivable - broadcasting, less
    allowance for doubtful accounts of $104,914
    and $70,722, respectively                    1,501,760   1,411,203
  Inventory                                        193,731     177,468
  Prepaid expenses                                  93,264     165,165
  Current portion of film contracts                839,083     929,778
                                                 ---------   ---------
      Total current assets                       2,984,007   3,128,622

Property, Plant and Equipment - at cost (Note 1):
  Land                                              54,356      54,356
  Land improvements                                222,624     213,399
  Building and improvements                         75,353      65,528
  Broadcast towers and antenna systems            771, 289     766,577
  Broadcast equipment                            1,434,598   1,419,592
  Studio technical equipment                     2,630,309   2,057,639
  Office furniture and equipment                   774,443     671,831
  Vehicles                                          26,209      26,209
                                                 ---------   ---------
                                                 5,989,181   5,275,131
Less accumulated depreciation and amortization   3,518,415   2,964,041
                                                 ---------   ---------
                                                 2,470,766   2,311,090
Other Assets:
  Film contracts, net of accumulated amortization
    of $5,258,229 and $4,878,344, respectively
    (Note 1)                                        976,167  2,052,214
  Intangible assets, net of accumulated
    amortization of $3,271,197 and $3,242,883,
    respectively (Note 1)                           789,653    817,967
  Financing costs, net of accumulated amortization
    of $212,737 and $163,882, respectively
    (Note 1)                                        15,057      63,912
  Accounts receivable - related party (Note 5)     285,759     285,759
  Deposits                                           7,000       1,825
                                                 ---------   ---------
                                                 2,073,636   3,221,677
                                                 ---------   ---------
                                                $7,528,409  $8,661,389
                                                 =========   =========
The accompanying notes are an integral part of the financial statements.

LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                             MARCH 31,
                                                      1994              1993
CURRENT LIABILITIES:
  Note payable - bank (Note 3)                 $10,297,014       $10,877,014
  Current portion of obligations under capital
    leases (Note 4)                                 98,568            -
  Current portion of file contracts payable
    (Note 3)                                     2,820,488         2,861,068
  Current portion of long-term debt (Note 3)        67,500            67,500
  Accounts payable - trade                          85,560            79,290
  Accrued expenses:
    Vacation                                        23,282            35,856
    Wages and commissions                           71,225            58,498
    Taxes and other                                167,455           131,535
                                                ----------        ----------
                                                   261,962           225,889
                                                ----------        ----------
       Total current liabilities                13,631,092        14,110,761

OBLIGATIONS UNDER CAPITAL LEASES (Note 4)          138,598

FILM CONTRACTS PAYABLE (Note 3)                    991,119         1,657,321

LOAN PAYABLE - PARENT COMPANY (Note 5)           3,227,284         3,227,284

LONG-TERM DEBT (Note 3)                            123,750           190,748

STOCKHOLDERS' DEFICIT:
  Common stock - authorized,
    issued and outstanding,
    52,576 shares at $.10 per value                  5,258
  Accumulated deficit                         (10,588,692)       (10,529,983)
                                              ------------       ------------
                                              (10,583,434)       (10,524,725)
                                              ____________       ____________

                                                $7,528,409        $8,661,389
                                              ============       ============

                  HERITAGE BROADCASTING COMPANY OF NEW YORK
               STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                                  YEAR ENDED MARCH 31,
                                                      1994              1993

REVENUE                                         $8,337,339        $8,500,497
  Less agency and representative commissions     1,446,987         1,448,877
                                                 ---------         ---------
                                                 6,890,352         7,051,620

OPERATING EXPENSES:
  Operations                                       155,738           162,073
  Engineering                                      448,320           471,521
  Programming                                      340,165           298,475
  Promotion                                        320,773           351,725
  Sales                                            906,647           967,762
  General and administrative                       912,327           897,819
                                                 ---------         ---------
                                                 3,083,970         3,149,375
                                                 =========         =========
GROSS PROFIT BEFORE DEPRECIATION, AMORTIZATION,
  CORPORATE AND INTEREST EXPENSE                 3,806,382         3,902,245

DEPRECIATION AND AMORTIZATION:
  Film                                           1,079,228         1,150,672
  Property, equipment and other                    631,543           823,369
                                                 ---------         ---------
                                                 1,710,771         1,974,041
                                                 =========         =========

INCOME FROM OPERATIONS                           2,095,611         1,928,204

OTHER INCOME (EXPENSE)
  Loss on sale of assets                                             (11,159)
  Interest expense                             (1,721,558)        (1,335,806)
  Interest income                                   1,015                196
  Bad debt expense (Note 8)                       (60,000)          (122,884)
  Non-recurring expense                                  -           (82,288)
  Litigation expense (Note 9)                    (373,777)           (84,305)
                                               -----------        -----------
                                               (2,154,320)        (1,636,246)
                                               ===========        ===========

NET INCOME (LOSS)                                 (58,709)           291,958

ACCUMULATED DEFICIT:
  Beginning of year                           (10,529,983)       (10,821,941)
                                              ============       ============
  End of year                                $(10,588,692)      $(10,529,983)
                                              ============       ============

The accompanying notes are an integral part of the financial statements.

                   HERITAGE BROADCASTING COMPANY OF NEW YORK
                           STATEMENT OF CASH FLOWS
                                                  YEAR ENDED MARCH 31,
                                                      1994              1993
CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers                  $8,186,782        $8,424,417
  Cash paid to suppliers and employees         (4,455,456)        (4,938,707)
                                               -----------        -----------
      Cash flow before film payments             3,731,326         3,485,710
  Interest received                                  1,015               196
  Interest paid                                (1,450,856)        (1,335,806)
  Litigation - MCA                                (64,021)           (84,305)
                                               -----------        -----------
      Net cash from operating activities         2,217,464         2,065,795

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment             (308,698)          (261,543)
  (Increase) in other receivables                        -            (1,515)
  Payment of deposit                               (5,175)                 -
  Proceeds from sale of assets                           -             4,000
                                                 ---------          ---------

    Net cash to investing activities             (313,873)          (259,058)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of film contracts payable           (1,146,307)        (1,458,312)
  Payments of capital lease obligations          (168,188)          (104,979)
  Repayment of debt (cash flow payments)         (580,000)          (122,986)
  MCA lawsuit principal payments                  (97,845)                 -
                                               -----------        -----------

    Net cash to financing activities           (1,992,430)        (1,686,277)
                                               ===========        ===========

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                            (88,839)           120,460


CASH AND EQUIVALENTS:
  Balance - Beginning of year                      445,008           324,548
                                                  ========          ========
  Balance - End of year                           $356,169          $445,008
                                                  ========          ========


The accompanying notes are an integral part of the financial statements.

HERITAGE BROADCASTING COMPANY OF NEW YORK
                     STATEMENT OF CASH FLOWS - CONTINUED
                    RECONCILIATION OF NET INCOME (LOSS)
                    TO NET CASH FROM OPERATING ACTIVITIES

                                                  YEAR ENDED MARCH 31,
                                                      1994              1993

NET INCOME (LOSS)                                $(58,709)          $291,958
  Adjustments to reconcile net income (loss)
    to cash from operating activities:
    Depreciation and amortization                  631,543           823,369
    Film amortization                            1,079,228         1,150,671
    MCA judgment                                   446,121              -
    Loss on sale of asset                                -            11,159
    Miscellaneous                                 (22,480)            18,426
    Expired MCA film rights                        134,337             -
  Changes in assets and liabilities:
  Increase in accounts receivable                 (90,557)           (76,080)
  Increase in inventories                         (16,263)           (13,347)
  (Increase) decrease in prepaid expenses           71,901           (79,839)
  Increase (decrease) in accounts payable            6,270           (12,803)
  Increase (decrease) in accrued expenses           36,073           (47,719)
                                                 ---------         ----------
      Total adjustments                          2,276,173         1,773,837
                                                 ---------         ----------
NET CASH FROM OPERATING ACTIVITIES              $2,217,464        $2,065,795
                                                 =========         ==========

                      SCHEDULE OF NON-CASH TRANSACTIONS
ACQUISITION OF FILM CONTRACTS                   $  231,805        $2,079,776
                                                 =========         =========
INCREASE IN FILM CONTRACTS PAYABLE:
  Interest on MCA judgment                        $270,702            -
  Plaintiff attorney fees                          175,419            -
                                                 ---------         ---------
                                                   446,121            -
                                                 =========         =========
PROPERTY ACQUIRED UNDER CAPITAL LEASE           $  405,352            -
                                                 =========         =========

The accompanying notes are an integral part of the financial statements.

HERITAGE BROADCASTING COMPANY OF NEW YORK
                        NOTES TO FINANCIAL STATEMENTS
                               MARCH 31, 1994

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES:

  This summary of significant accounting policies of Heritage Broadcasting Company of New York (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

  Heritage Broadcasting Company of New York (HBCNY) is a ninety-five percent owned subsidiary of Heritage Broadcasting Group, Inc. (HBG).

  COMPANY OPERATIONS
  The Company operates a television station located in Albany, New York, which is a Fox Broadcasting affiliate.

  REVENUE RECOGNITION
  The Company recognizes revenue from broadcasting when the advertisement is telecast.

  INVENTORIES
  Inventories are stated at the lower of cost or market. The cost is determined using the first-in, first-out method.

  DEPRECIATION AND AMORTIZATION
  Depreciation on property and equipment is provided using the straight-line method over 3 to 10 years. Amortization expense is provided using the straight-line method over 40 years.

  FILM CONTRACTS
  Film contracts consist of syndicated programming and are carried at the gross amount net of accumulated amortization. Amortization is provided using the straight-line method over the programming term of the contract.

  FINANCING COSTS
  Financing costs are amortized over the term of the bank loan using the straight-line method.
HERITAGE BROADCASTING COMPANY OF NEW YORK
                 NOTES TO FINANCIAL STATEMENTS - CONTINUED:
                               MARCH 31, 1994

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

  INCOME TAXES
  The Company files its income tax returns as part of a consolidated group, M.I.C.I. Corporation, the parent company of Heritage Broadcasting Group, Inc. Income taxes are provided in the accounts of M.I.C.I. Corporation. Accordingly, no provision or benefit for income taxes is reflected in the accompanying financial statements, due to a large net operating loss carryforward. The amount of the new operating loss related to HBCNY is $10,424,000.

  CASH AND CASH EQUIVALENTS
  For purposes of the statements of cash flows, cash equivalents, include checking accounts and all highly liquid cash investments with maturities of three months or less. The statement of cash flows is prepared on the cash basis.

  INTANGIBLES
  Intangible assets consist of the following at March 31:
                                                      1994             1993

  Fox affiliation agreement                     $  132,910       $  132,910
  Underdeveloped market                          2,397,100        2,397,000
  FCC Licenses                                     771,748          771,748
  Favorable site lease                             334,825          334,825
  Other intangible assets                          424,267          424,267
                                                 ---------        ---------
                                                 4,060,850        4,060,850
  Less accumulated amortization                (3,271,197)       (3,242,883)
                                               -----------       ----------
                                               $   789,653       $  817,967
                                               ===========       ==========

  The Fox affiliation agreement is being amortized over twenty years using the straight-line method.

  Underdeveloped market is being amortized over six years using the straight-line method.

  FCC licenses are being amortized over forty years using the straight-line method.

  Favorable site lease is being amortized over five years using the straight-line method.

  Other intangible assets are being amortized over one to forty years using the straight-line method.

HERITAGE BROADCASTING COMPANY OF NEW YORK
                  NOTES TO FINANCIAL STATEMENTS - CONTINUED
                                MARCH 31,1994

NOTE 2 - GOING CONCERN:

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses since its acquisition in November 1986. In addition the Company has used substantial amounts of working capital in its operations. Further, at March 31, 1994, current liabilities exceeded current assets by $10,647,085, and total liabilities exceeded total assets by $10,583,434. (The Company has incurred $13,774,120 of depreciation and amortization expense in the accumulated deficit since November 1986.) During the year ended March 31, 1994, the bank has not demanded immediate payment of the outstanding principle balance of $25,000,000 plus accrued interest on a note payable. However, the Company has not complied with certain provisions in the loan agreement. Management proposed alternatives in an attempt to restructure the agreement. A restructuring agreement was entered into on October 31,1992.

  In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements and the success of its future operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

  NOTE 3 - NOTE PAYABLE - BANK, FILM CONTRACTS PAYABLE AND LONG-TERM
  DEBT:
  The note payable - bank consists of a $25,000,000 revolving credit agreement with a bank, with the Company and Heritage Broadcasting Company of Michigan (HBCM), also a subsidiary of Heritage Broadcasting Group, Inc., jointly liable. The credit agreement is secured by all assets and common stock of the Company and HBCM. The Company has been allocated $11,000,000 of the agreement proceeds ($10,297,014 of which is outstanding at March 31, 1994). The remaining $14,000,000 was allocated to HBCM.

HERITAGE BROADCASTING COMPANY OF NEW YORK
                  NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               MARCH 31, 1994

NOTE 3 - NOTE PAYABLE - BANK, FILM CONTRACTS PAYABLE AND LONG-TERM DEBT - CONTINUED:

  Covenants of the agreements, on a combined basis with HBCM, place restrictions on capital expenditures, lease payments, management fees and film payments, and also require certain minimum levels of cash flow and ratios of operating debt to cash flow be maintained. The Company has not complied with certain covenants.

  RESTRUCTURING AGREEMENT WITH C.I.B.C. (BANK)

  The Company (Heritage Broadcasting Group) entered into a restructuring agreement with its Bank on October 31, 1992, for its revolving credit agreements in the amount of $25,000,000.

  The Company (HBG) incurred an additional note payable for the following expenses at October 31, 1992:
  Unpaid past-due interest                        $627,022
  Unpaid past-due agent fees                        87,500
  Swap agreement - breakage costs                  514,231
  Accounting fees                                  100,000
  Legal fees                                       342,618
                                                 ---------
                                               $ 1,671,371
                                                 =========

  The amount of the note (expense obligation) is $1,671,371.

  The Borrowers (HBCNY and HBCM) further jointly and severally promise to pay interest on the unpaid principal amounts of the original debts from the date thereof until the same shall have been paid in full at the rates and at the times determined in accordance with the provisions of the restructuring agreement.

  The Bank may release of settle with either HBCNY or HBCM at any time without affecting the continuing liability of the other. The Bank may proceed under this promissory note against either HBCNY or HBCM without proceeding against the other.

  The payment obligations of the new agreement are as follows:
    1.Monthly interest payments for original debt and expenses shall be due on the first business day of each month.

HERITAGE BROADCASTING COMPANY OF NEW YORK
                  NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               MARCH 31, 1994

NOTE 3 - NOTE PAYABLE - BANK, FILM CONTRACTS PAYABLE AND LONG-TERM DEBT - CONTINUED:

    2.Mandatory payments of principal and original debt - the net sale proceeds from the sale of the HBCNY assets and the HBCM assets shall be applied by the Borrowers as principal payments on the original debt and expense obligation. If HBCNY assets have not been sold prior to September 30, 1994, the Borrowers shall make a principal payment on September 30, 1994, in the amount of $18,000,000.

      After the Borrowers have made the payment described above, so long as no restructuring default shall occur or exist, the remaining outstanding principal balance of the original debt shall be repaid in consecutive quarterly installments of $50,000 each, commencing on the next March 31, June 30, September 30 and December 31, as applicable, and continuing on each March 31, June 30, September 30 and December 31 and thereafter, provided, however, that to the extent not previously paid, the remaining principal amount of the original debt shall be payable in full on the restructuring termination date, which is the earlier of December 31, 1995, or the date on which the obligations have been accelerated as a result of restructuring default.
    3.The principal amount of the expense obligation note and restructuring revolver facility shall be payable in full on the earliest of (a) the date of the $18,000,000 principal amount described above, (b) September 30, 1994, or (c) the restructuring termination date.

    4.Excess cash flow payments shall be paid on the twentieth day of each month through and including January 20, 1994; each Borrower shall make a payment to the Bank in an aggregate amount equal to the excess cash flow for the immediately preceding month.

      Excess cash flow payment shall be applied first to the expense obligation, then to the original debt, such proceeds to be applied first to the outstanding principal amount and then to any accrued and unpaid interest thereon, applying any such payment to the installments due under the term loan note in the inverse of maturity. The requirements of the excess flow prepayments under the original credit agreement shall be superseded by the excess cash flow payments provided for in this agreement.

                 HERITAGE BROADCASTING COMPANY OF NEW YORK
                  NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               MARCH 31, 1994

NOTE 3 - NOTE PAYABLE - BANK, FILM CONTRACTS PAYABLE AND LONG-TERM DEBT - CONTINUED:

      Interest expense is not allocated between HBCM and HBCNY according to debt allocation. Rather, it is paid and recorded by each company according to the availability of cash.

    RESTRUCTURING REVOLVER FACILITY

    So long as no restructuring default shall occur or exist, the Bank makes available to the Borrower a restructuring revolver facility. The total amount outstanding under this agreement at any time shall not exceed the lesser of (a) $2,000,000 and (b) the aggregate amount of excess cash flow payments received by the Bank. The outstanding balance at March 31, 1994, is $1,606,384.

    The Borrowers may request restructuring revolver advances no more frequently than once a quarter. Any restructuring revolver advances hereunder shall be used by Borrowers solely for the purpose of making any outstanding note payment.

    Film contracts payable are due in monthly installments at various amounts. Maturities of film contracts payable are as follows:

    Year ending March 31:
      1995 (includes $1,967,748 MCA liability)  $2,820,488
      1996                                         530,087
      1997                                         344,633
      1998                                         116,399
                                                 ---------
                                                $3,811,607
                                                 =========

    Other long-term debt at March 31, 1994, is as follows:

    Note payable - Twentieth Century Fox
    Film Corporation, payable in monthly
      installments of $7,441, including
      interest at 10%, expiring in 1997.          $191,250

    Less current portion of long-term debt          67,500
                                                   -------
    Long-term debt                                $123,750
                                                   =======

HERITAGE BROADCASTING COMPANY OF NEW YORK
                  NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               MARCH 31, 1994

NOTE 4 - OBLIGATIONS UNDER CAPITAL LEASES:

    The Company is the lessee of equipment under capital leases, expiring in 1997. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are amortized (or depreciated) over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital lease is included in depreciation expense.

    The assets are recorded at a cost of $405,352. The related depreciation expense amounted to approximately $82,000 for the year ended March 31, 1994.

    Minimum future lease payments under capital leases as of March 31, 1994, for each year and in aggregate are as follows:
    Year ending March 31:
      1995                                        $124,232
      1996                                          66,372
      1997                                          66,372
      1998                                          27,655
                                                   -------
      Total minimum lease payments                 284,631
      Less: amount representing interest            47,465
                                                   -------
      Present value of net minimum lease payment  $237,166
                                                   =======
    Interest rates on capitalized leases range from 8% to 12%.

NOTE 5 - RELATED PARTY TRANSACTIONS:

    The Company has a non-interest-bearing loan from its parent company. There are no terms of repayment.

    The Company has a non-interest-bearing account receivable due from its parent company. There are no terms of repayment.

NOTE 6 - OPERATING LEASE:
    Rent expense for leased property for the year ended March 31, 1994, was $133,478. Future commitments under noncancelable operating leases are as follows:

    Year ending March 31:
      1995                                        $133,478
      1996                                         133,478
      1997                                         100,108
                                                   -------
                                                  $367,064
                                                   =======

HERITAGE BROADCASTING COMPANY OF NEW YORK
                  NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               MARCH 31, 1994

NOTE 7 - NON-MONETARY TRANSACTIONS:

    The Company provides advertising for certain vendors in exchange for goods and services.

    Included in gross revenue at March 31, 1994, is $288,325 of trade revenue. Included in operating expenses at March 31, 1994, is $288,325 of trade expenses and property and equipment. These transactions are accounted for at fair market value of the services received.

    Included in gross revenues at March 31, 1993, is $341,830 of trade revenue. Included in operating expenses at March 31, 1993, is $341,830 of trade expenses and property and equipment. These transactions are accounted for at fair market value of the services received.

NOTE 8 - BAD DEBT EXPENSE:

    The Company incurred bad debt expenses for accounts receivable from bankrupt companies for the year ended March 31, 1993. These accounts receivable were from airtime prior to November 1991.

NOTE 9 - LITIGATION EXPENSES:

    The Company incurred litigation expenses totalling $373,777 and $84,305 for the years ending March 31, 1994 and 1993, respectively, for a lawsuit with MCA regarding film contract liabilities. A judgment was entered against Heritage Broadcasting Company of New York on February 23, 1993, for $1,454,500. The Company initially intended to appeal the judgment, but allowed its time to appeal to expire on November 10, 1993. MCA has initiated no action to collect, nor have payment terms been set. The Company has been making good-faith payments of $25,000 per month since February 1992. Interest on the judgment amount accrues at the rate of 10% and has been retroactively calculated from the initial judgment dates.

HERITAGE BROADCASTING COMPANY OF NEW YORK
               SCHEDULE OF BROADCAST CASH FLOW FROM OPERATIONS
                          YEAR ENDED MARCH 31, 1994

REVENUE:
    Local sales                                 $3,594,275
    National sales                               4,270,248
    Trade and barter income                        288,325
    Production                                      89,561
    Network compensation                            45,961
    Sundry income                                   48,970
    Interest income                                  1,015
                                                 ---------
                                                 8,338,355
    Less direct expenses (agency and
      representative commissions)               (1,446,987)
                                                 ---------
NET REVENUE                                      6,891,368

OPERATING EXPENSES:
    Operations                                     155,026
    Engineering                                    442,261
    Programming                                    163,010
    Promotion                                      258,313
    Sales                                          886,357
    General and administrative                     893,793
    Trade and barter expenses                      285,210
                                                 ---------
TOTAL OPERATING EXPENSES                         3,083,970
                                                 ---------

CASH FLOW BEFORE FILM PAYMENTS                   3,807,398

FILM CONTRACT PAYMENTS FOR THE YEAR              1,079,402
                                                 ---------
BROADCAST CASH FLOW FROM OPERATIONS             $2,727,996
                                                 =========

                  RECONCILIATION OF OPERATING EXPENSES TO
                        INTERNAL FINANCIAL STATEMENTS

OPERATING EXPENSES                              $3,083,970
    Less:
      Trade and barter transactions              (285,210)
      Various departments - auditor adjustments
        3-31-94                                   (34,678)
      Bad debt                                     60,000
                                                 ---------
                                                 (259,888)
                                                 ---------
OPERATING EXPENSE PER INTERNAL STATEMENTS       $2,824,082
                                                 =========

HERITAGE BROADCASTING COMPANY OF NEW YORK
               SCHEDULE OF BROADCAST CASH FLOW FROM OPERATIONS
                        YEAR ENDED DECEMBER 31, 1993

REVENUE:
    Local sales                                 $3,592,985
    National sales                               4,132,388
    Trade and barter income                        303,304
    Production                                      92,485
    Network compensation                            43,861
    Sundry income                                   70,766
    Interest income                                  1,023
                                                 ---------
                                                 8,236,812
    Less direct expenses (agency and
      representative commissions)                1,409,023
                                                 ---------
NET REVENUE                                      6,827,789

OPERATING EXPENSES:
    Operations                                     157,239
    Engineering                                    455,218
    Programming                                    162,286
    Promotion                                      262,909
    Sales                                          904,300
    General and administrative                     927,080
    Trade and barter expenses                      303,304
                                                 ---------
TOTAL OPERATING EXPENSES                         3,172,336
                                                 ---------
CASH FLOW BEFORE FILM PAYMENTS                   3,655,453

FILM CONTRACT PAYMENTS FOR THE YEAR                975,266
                                                 ---------
BROADCAST CASH FLOW FROM OPERATIONS             $2,680,187
                                                 =========

                  RECONCILIATION OF OPERATING EXPENSES TO
                        INTERNAL FINANCIAL STATEMENTS

OPERATING EXPENSES                                     $3,172,336
    Less:
      Trade and barter expenses                          (303,304)
      Engineering - transmitter repair
        3-31-93 audit adjustment                          (16,610)
                                                         ---------
                                                         (319,914)

OPERATING EXPENSES TO INTERNAL FINANCIAL STATEMENTS    $2,852,422
                                                        =========


             FINANCIAL STATEMENTS
             Heritage Broadcasting Co. of New York
             As of 9/30/94

             UNAUDITED


             ASSETS                                 As of 9/30/94


             Cash                                      $192,469
             Accounts Receivable - net                1,814,947
             Other current assets                       162,514
             Film Rights - current                    1,255,844
                                                    -----------
               Total Current Assets                   3,425,774

             Property, Plant and equipment            6,123,402
             Accumulated Depreciation                (3,795,602)

             Film rights - long term                    144,278
             Intangible assets - net                    775,495
             Other assets                               212,140
                                                    -----------
                Total Assets                          6,885,487
                                                     ==========

             LIABILITIES AND EQUITY

             Accouts payable                             67,308
             Other accrued expenses                     720,700
             Film rights payable - current               96,319
             Notes payable - current                    484,000
                                                    -----------
               Total Current Liabilities              1,368,327

             Notes payable - noncurrent               9,254,095
             Loan Heritage Broadcast Group            3,227,284
             Film rights payable - noncurrent           943,009
             Other long term debt                       775,636
                                                    -----------
               Total Long Term Liabilities           14,200,024

             Capital Stock                                5,258
             Retained earnings                       (8,688,122)
                                                    -----------
               Total Equity (deficit)                (8,682,864)

               Total Liabilities and (deficit)       $6,885,487
                                                     ==========


             PROFIT AND LOSS STATEMENT              Jan - Sep 94
                                                      ---------
             REVENUE
              Local sales                            $2,867,236
              National sales                          3,208,361
              Other income                              161,228
                                                    -----------
                Total Gross Revenue                   6,236,825


             Agency commission                        1,118,922

                Net Revenue                           5,117,903

             EXPENSES
              Programming                               121,483
              Production                                120,859
              Technical                                 378,184
              Sales                                     711,642
              Promotion and Advertising                 188,905
              General and Administrative                696,412
              Non-recurring expenses                      6,464
              Film amortization                         801,191
              Interest                                  941,479
              Depreciation and amortization             517,959
                                                    -----------
                Total operating expenses              4,484,578

             Net income (loss)                         $633,325
                                                     ==========